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EXHIBIT 10.15

    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

NOTE

USD $527,709.76	White Rock, British Columbia September 4, 2001

    For value received the undersigned (Maker) promises to pay to Dicom Imaging Systems, Inc. (Payee) the Principal sum of Five Hundred Twenty-seven Thousand, Seven Hundred Nine United States Dollars and Seventy-six Cents (US $527,709.76) in monthly installments, together with interest thereon at the rate of eight percent (8%) per annum on the outstanding principal balance. This Note is the Note referred to in Section 7 of the Security Agreement, dated as of July 3, 2001 (the "Security Agreement"), by and between Dicom Imaging Systems, Inc., a Nevada corporation and Torchmark Holdings Ltd., a Turks and Caicos Islands corporation.

    Each monthly installment shall be equal to twenty percent (20%) of the Net Income (as that term is defined the Security Agreement) generated each month from the ownership and/or use of the Collateral (as that term is defined in the Security Agreement); provided, however, that the Net Income (as that term is defined in the Security Agreement) for any such month is greater than zero. Monthly installments are due and payable commencing October 4, 2001, and are payable on the fourth (4th) day of each successive calendar month thereafter for a total of twenty-four (24) installments, until the principal sum pursuant to this Note is paid in full on September 4, 2003. Any and all monthly payments made by Maker pursuant to this Note up to and on September 4, 2003 shall be deemed to be payment in full of the outstanding principal sum, together with interest thereon, due and owing to Payee on such date.

    The principal sum pursuant to this Note may be prepaid in whole or in part at any time or times without premium or penalty. Both the principal sum and interest are payable in lawful money of the United States at the principal administrative offices of Payee or at any address reasonably requested from time to time by Payee in writing delivered to Maker.

    Each payment under this Note will be applied first to accrued interest and then to principal. Each prepayment of principal will be applied to installments in the reverse order of maturities.

    A "Default" under this Note shall be deemed to have occurred if any Principal or any other amount to be paid under this Note is not paid in full 7 days after service of written notice on Maker. Any such notice must be in writing and will be deemed to have been served when (i) hand delivered, (ii) e-mailed, return confirmation requested by Payee and acknowledged by return e-mail by Maker, or (iii) to such other addresses as the Maker may from time to time specify to Payee in writing. Maker's address for service of notice is: Torchmark Holdings Ltd., P.O. Box 290, Caribbean Place, Leeward Highway, Providenciales, Turks & Caicos Islands.

    Upon Default, Payee, at Payee's option and in Payee's sole discretion without notice, demand or presentment, may (i) accelerate all amounts due and owing under this Note are due and payable immediately and or (ii) declare the right to exercise any and all remedies available to Payee under applicable law.

    Upon Default, Maker promises to pay to Payee interest on all unpaid Principal at a rate equal to eight percent (8%) per annum, or the maximum rate permitted by law, whichever is less, until all unpaid Principal and accrued interest are paid in full.

    Further, upon Default, Maker waives any right to object to a motion for summary judgment or similar proceeding instituted by Payee, or his successors or assigns, in connection with attempts to remedy any Default and otherwise collect all amounts due and owing under this Note.

    Maker hereby waives presentment, notice and protest and all other demands and notices in connection with the delivery, acceptance, performance, Default or enforcement of this Note.

    No delay or omission on the part of Payee to exercise any right, remedy or power to enforce this Note will impair the same or be a waiver of any right, remedy or power under this Note. Further, no waiver on one occasion will be construed as a waiver on any other occasion. No modification of this Note will be effective unless the modification is in writing and is signed by Maker.

    This Note is governed by, and will be construed in accordance with, the laws of the State of Washington. Maker hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts situated in King County, Washington in any proceeding related to this Note.

MAKER: TORCHMARK HOLDINGS LTD.

			By:	/s/ MARK SMALLWOOD
				Name:	Mark Smallwood
				Title:	Director
Acknowledged and agreed this 4th day of September, 2001:
DICOM IMAGING SYSTEMS, INC.

By:	/s/ DR. DAVID GANE
	Name:	Dr. David Gane
	Title:	Chief Executive Officer

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EXHIBIT 10.15
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